UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2010

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, SC	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 12, 2010 (the “Closing Date”) the registrant and its Italian subsidiary, 3D Systems Italia S.r.l. (“3D Italy”), acquired all of the outstanding capital stock of Provel S.r.l. (“Provel”), an Italian company that provides rapid prototyping and tooling solutions, with a particular focus in the automotive industry and other industrial and design fields.  This acquisition was carried out as part of the registrant’s continuing expansion of its 3Dproparts™ business in Europe and was consummated pursuant to an Acquisition Agreement (the “Acquisition Agreement”), dated as of October 12, 2010, among the registrant and 3D Italy as the buyers (the “Buyers”) and the holders of all of Provel’s outstanding share capital (the “Sellers”). None of the Sellers was a party to any relationship or transaction with the registrant, any director or officer of the registrant or any associate of any such director or officer prior to the acquisition except that Provel conducted business with the Buyers in the ordinary course.  In accordance with the Acquisition Agreement, on the Closing Date, the Buyers paid an initial installment of the purchase price to the Sellers consisting of approximately $7,891,000 in cash and 85,612 newly issued shares of the registrant’s common stock. These shares were issued in a transaction that was intended to be exempt under the provisions of Regulation S and Section 4(2) of the Securities Act of 1933, as amended.  The cash portion of the purchase price was paid from the registrant’s available consolidated cash and cash equivalents. The registrant’s available consolidated free cash immediately after the payment of the initial cash installment of the purchase price remained above $22 million.

Subject to the terms and conditions of the Acquisition Agreement, on October 12, 2011, 3D Italy is obligated to pay the Sellers an additional installment of the purchase price equal to approximately $4.0 million at current exchange rates, and the Sellers have the right to earn an additional amount of up to approximately $1.4 million at current exchange rates pursuant to an earn-out formula set forth in the Acquisition Agreement for a period of 12 months which is expected to commence on February 1, 2011 and end on January 31, 2012.

The board of directors of the registrant approved the acquisition.

The Acquisition Agreement contains customary covenants, representations and warranties.  The principal Seller continues to serve Provel and has agreed to non-competition and non-solicitation obligations relating to Provel’s customers and employees that will be effective for a period of five years from the Closing Date.

The Sellers agreed, jointly and severally, in the Acquisition Agreement to indemnify the Buyers and their affiliates against losses to which the Buyers and/or their affiliates may become subject through and after the date of any claim for indemnification that is based upon, among other things, an alleged breach or inaccuracy of any representation or warranty made by the Sellers and certain other breaches or failures to perform under the Acquisition Agreement, subject to certain deductibles, maximum liability and time limitations.

The representations, warranties and covenants contained in the Acquisition Agreement including, without limitation, the Disclosure Schedule referenced in the Acquisition Agreement, were made only for purposes of the Acquisition Agreement and were solely for the benefit of the parties to the Acquisition Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Acquisition Agreement.  The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Acquisition Agreement instead of establishing these matters as facts, and may be subject to standards of materiality or knowledge applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely upon the representations, warranties, covenants or Disclosure Schedule, or any descriptions thereof as characterizations of the actual state of facts or condition of Provel, the registrant, 3D Italy or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Acquisition Agreement, which subsequent information may or may not be fully reflected in the registrant’s public disclosures.

The foregoing description of certain terms of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information included pursuant to Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.01.

The foregoing description of the transaction contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement, a copy of which is attached as Exhibit 2.1 to the Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On October 12, 2010, the registrant issued a press release announcing its acquisition of Provel S.r.l.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by this Item 9.01 of Form 8-K, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment no later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01 of Form 8-K, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment no later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits.

2.1	Acquisition Agreement, dated October 12, 2010, by and among 3D Systems Corporation, 3D Systems Italia, Mr. Francesco Giorgio Buson and Glas S.S.

99.1	Press Release dated October 12, 2010 regarding acquisition of Provel S.r.l.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: October 12, 2010
/s/ ROBERT M. GRACE, JR.
(Signature)
Name: Robert M. Grace, Jr.
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Acquisition Agreement, dated October 12, 2010, by and among 3D Systems Corporation, 3D Systems Italia, Mr. Francesco Giorgio Buson and Glas S.S
99.1	3D Systems Press Release regarding acquisition of Provel S.r.l.